Exhibit 99.1

FOR IMMEDIATE RELEASE

CBIZ Reports First-Quarter 2026 Financial Results
YoY Growth in Revenue, Earnings, and Cash Flow
Increased Adjusted Diluted EPS Outlook for Completed Share Repurchases
Executing on Capital Allocation Priorities

First-Quarter Financial Highlights:
•Total revenue of $849M, up 1.3%; Financial Services revenue up 2.1%
•Net income of $162M, up 31.6%; GAAP EPS of $2.63, up 37.7%
•Adjusted EBITDA of $244M, up 1.5%; Adjusted diluted EPS of $2.50, up 7.3%
•Operating cash flow up 71.1%; Free cash flow up 69.5%
•Repurchased ~2M shares for ~$63M through end of April; net leverage decreased 0.5x YoY
•2026 outlook continues to contemplate low to mid-single digit revenue growth, improved earnings and strong free cash flow conversion over prior year
CLEVELAND (April 29, 2026) – CBIZ, Inc., (NYSE: CBZ) (“CBIZ” or the “Company”), a leading national professional services advisor, today announced first quarter results for the period ended March 31, 2026.
Management Commentary:
Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We entered 2026 with clear strategic priorities and executed with discipline in the first quarter. We achieved year-over-year growth in revenue, earnings, and free cash flow, while returning capital to shareholders through highly accretive share repurchases. Our organic growth improved throughout the quarter and is up sequentially compared to the fourth quarter. Reflecting our solid performance and the impact of the share repurchases, we are increasing our adjusted EPS outlook and reaffirming our other previously communicated targets.”
Grisko continued, “As we look ahead, we are encouraged by the momentum building across the business and the strong performance of our teams during our first busy season as a fully integrated organization. We remain focused on investing in our people, strengthening our brand, deepening our industry specialization, and enhancing the breadth and depth of services provided to our clients. We believe our strategy and continued execution position CBIZ to drive attractive growth and deliver long-term value for our clients and shareholders.”

NYSE: CBZ ● www.CBIZ.com

Business Highlights:
•Named a Top Workplace in the nation by USA Today for the sixth consecutive year
•Elevated Peter Scavuzzo, one of the leading voices on technology and AI in our industries, to Chief Information and Technology Officer to bring Enterprise IT, Business Transformation and Innovation all under one strategic leader
•CBIZ team members continue to be recognized by the market as among the most highly regarded leaders in a number of industry groups, including Construction, Real Estate, Consumer and Industrial Products, Tech and Life Science and Private Equity
•Attracted new senior professional hires with strong retention levels across the business
•Driving cross-serve and new logo wins through industry groups, increasing share of wallet and pipeline conversion across key verticals, such as Private Equity, Construction and Alternative Investments
•Expanding breadth and depth of services through integrated delivery, collaborating across practices and geographies to support large, multi-service engagements, including cross-border tax, transaction advisory and technology-led work
•Achieved meaningful progress in deploying an agentic AI platform to drive productivity, consistency, and quality across operations
•Accelerating our access to global capabilities to expand capacity and improve efficiency; on track to achieve 2026 target of 10% of total tax and attest hours completed by global resources
•Advanced integration milestones during the quarter and on track to realize $12M in additional operational synergies in 2026 - continue to expect greater than $50M cumulatively
•Launched spring national brand campaign, featuring targeted, nationally televised ads across key markets to raise brand awareness
2026 Financial Outlook:

Metric	Previous 2026 Outlook	Updated 2026 Outlook
Total Revenue	~$2.8B to $2.9B	~$2.8B to $2.9B
Adjusted EBITDA	~$450M to $460M	~$465M to $475M
Adjusted Diluted EPS	~$3.75 to $3.85	~$4.00 to $4.10
Free Cash Flow	~$270M to $290M	~$270M to $290M
2026 Financial Outlook Additional Support:
•Revenue outlook represents approximately 2% to 5% growth
•Increased Adjusted EBITDA and Adjusted Diluted EPS outlook ranges to reflect a stock-based compensation adjustment and share repurchases through end of April
•Effective tax rate of approximately 28.5%
•Weighted average fully diluted share count of approximately 60.5 million shares, down from approximately 62 million shares in previous outlook
•Free Cash Flow represents approximately 60% conversion of Adjusted EBITDA

NYSE: CBZ ● www.CBIZ.com

Conference Call
CBIZ will host a conference call today at 5 p.m. (ET) to discuss its first quarter results. The call will be webcast, and an archived replay will be available at https://cbiz.gcs-web.com/investor-overview. Participants can register for the conference call at https://dpregister.com/sreg/10208405/103d3539954.
About CBIZ
CBIZ, Inc. (NYSE: CBZ) is a leading professional services advisor to middle market businesses nationwide. With industry knowledge and expertise in accounting, tax, advisory, benefits, insurance, and technology, CBIZ delivers actionable insights to help clients anticipate what is next and discover new ways to accelerate growth. CBIZ has more than 9,500 team members across 23 major markets coast to coast. For more information, visit www.cbiz.com.
Forward-Looking Statements
This release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). All statements other than statements of historical fact included in this release, including, without limitation, our “2026 Financial Outlook,” our financial position, business strategy, plans and objectives for future performance, are forward-looking statements. You can identify these statements by the fact that they do not relate strictly to historical or current facts. Forward-looking statements are commonly identified by the use of such terms and phrases as “will,” “could,” “can,” “may,” “strive,” “hope,” “intend,” “believe,” “estimate,” “continue,” “plan,” “expect,” “project,” “anticipate,” “outlook,” “foreseeable future,” “seek” and words or phrases of similar import in connection with any discussion of future operating or financial performance. In particular, these include statements relating to future actions, future performance or results of current and anticipated services, sales efforts, expenses, and financial results.
From time to time, we may also provide oral or written forward-looking statements in other materials we release to the public. Any or all of our forward-looking statements in this release and in any other public statements that we make are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to: payments on accounts receivable may be slower than expected, or amounts due on receivables or notes may not be fully collectible; our business could be adversely affected if the non-attest business assets we acquired, or the attest assets CBIZ CPAs acquired, from Marcum LLP (“Marcum”) do not perform to our expectations or we underestimate the liabilities we have assumed; we are dependent on the services of our executive officers, and other key employees, the loss of any of whom may have a material adverse effect on our business, financial condition and results of operations; our profitability could suffer if we are not able to effectively utilize our employees, maintain operational efficiencies or manage our cost structure; restrictions imposed by independence requirements and conflict of interest rules, as well as the nature and terms of our current administrative service agreements, limit our ability to provide services to clients of the attest firms with which we have contractual relationships and the ability of such attest firms to provide attestation services to our clients; our goodwill and other intangible assets could become impaired, which could lead to material non-cash charges against earnings and a material impact on our results of operations and financial condition; certain liabilities resulting from acquisitions are estimated and could lead to a material impact on our results of operations; we may fail to realize the anticipated benefits of acquisitions, or they may prove disruptive and could result in the combined business failing to meet our expectations; claims or adverse publicity could harm our brand, reputation and ability to compete and attract and retain clients, talent and future acquisition targets; we may not be able to acquire and finance additional businesses, which could limit our ability to pursue our business strategy; we will incur transaction, integration, and restructuring costs in connection with our acquisition program; governmental regulations and interpretations are subject to

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changes, which could have a material adverse effect on our financial condition; uncertainty in the current economic and geopolitical environment could lead to declines in demand for certain of our services; changes in the United States healthcare environment, including new healthcare legislation, may adversely affect the revenue and margins in our healthcare benefit business; we are subject to risks relating to processing customer transactions for our payroll and other transaction processing businesses; cyberattacks or other security breaches involving our computer systems or the systems of one or more of our vendors could materially and adversely affect our business; we are subject to risk as it relates to software that we license from third parties; we are reliant on information processing systems and any failure or disruptions of these systems could have a material adverse effect on our business, financial condition and results of operations; we could be held liable for errors and omissions; the business services industry is competitive and fragmented, if we are unable to compete effectively, our business, financial condition and results of operations could be negatively impacted; failure to maintain our reputation and brand could impact our ability to attract and retain clients, employees and future acquisition targets, and may have a material adverse effect on our business, financial condition and results of operations; we are dependent on our existing client base and our ability to retain and expand our relationships with those clients; our clients may terminate our engagements with little or no notice and without penalty, which may result in unexpected declines in our revenue or unexpected costs; given our levels of share-based compensation, our tax rate may vary significantly depending on our stock price; we may be subject to the actions of activist stockholders; rapid technological changes could significantly impact our competitive position, client relationships and operating results and our ability to realize the anticipated benefits of our acquisition of the non-attest business assets and liabilities of Marcum and CBIZ CPAs P.C.’s purchase from Marcum of substantially all of Marcum’s attest business assets (the “Transaction”); the widespread outbreak of a communicable illness or any other public health crisis could adversely affect our business, financial condition and results of operations; we require a significant amount of cash for interest payments on our debt and to expand our business as planned; terms of our amended and restated credit agreement (the “2024 Credit Facilities”) providing for $2.0 billion in senior secured credit facilities, consisting of a $1.4 billion term loan and $600 million revolving credit facility, could adversely affect our ability to run our business and/or reduce stockholder returns; our failure to satisfy covenants in our debt instruments could cause a default under those instruments; our increased leverage following the Transaction may adversely impact our business; we may be more sensitive to revenue fluctuations than other companies, which could result in fluctuations in the market price of our common stock; the significant number of shares issuable as the stock consideration in the Transaction may adversely impact our stock price; the future issuance of additional shares could adversely affect the price of our common stock; there is volatility in our stock price; and the price of our common stock could be adversely impacted if we do not perform to expectations following the Transaction.
Such forward-looking statements can be affected by inaccurate assumptions we might make or by known or unknown risks and uncertainties. Should one or more of these risks materialize, or should the underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated, projected or implied. Consequently, no forward-looking statement can be guaranteed. Our actual future results may vary materially. All forward looking statements made in this release are made only as of the date hereof, and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. You are advised, however, to consult any further disclosures we make on related subjects in the current, quarterly, periodic and annual reports we file with the Securities and Exchange Commission (“SEC”). Also note that we provide a cautionary discussion of the risks, uncertainties and possibly inaccurate assumptions relevant to our businesses in “Item 1. Business” and “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2025. These are factors that we think could cause our actual results to differ

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materially from expected and historical results. Other factors besides those described here could also adversely affect our operating or financial performance.
Non-GAAP Financial Measures
To supplement our consolidated financial statements, which are prepared and presented in accordance with United States Generally Accepted Accounting Principles (“GAAP”), we also present Adjusted Net Income (Loss), Adjusted Diluted Earnings Per Share (“EPS”), Adjusted EBITDA, and Free Cash Flow, which are non-GAAP measures. These non-GAAP measures are adjusted to exclude the impact of the Transaction, integration costs, amortization of acquired intangible assets, and other significant non-operating related gains and losses management does not consider ongoing in nature. The presentation of non-GAAP financial information is designed to supplement the Company’s financial information presented in accordance with GAAP, is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP. We use these non-GAAP financial measures for financial and operational decision-making, and to evaluate results relative to employee compensation targets. We believe that these non-GAAP financial measures provide meaningful supplemental information to stockholders, debt holders, and other interested parties in assessing our performance. These non-GAAP financial measures also facilitate management’s internal comparisons to our historical performance by excluding significant acquisition expenses, certain one-time non-recurring items, and gains and losses that management does not consider ongoing in nature. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key measures used by management in its financial and operational decision-making and (2) they are used by our stockholders and analyst community to determine the health of our business. These non-GAAP measures may not be comparable to similar non-GAAP measures presented by other companies. The presentation of such non-GAAP measures, which may include exclusions of non-recurring items, should not be construed as an inference that the Company's future results will be unaffected by other non-recurring items. Management provides specific information regarding the GAAP amounts excluded from or included in these non-GAAP financial measures. Additionally, management provides reconciliations of these non-GAAP financial measures to their most comparable financial measures presented in accordance with GAAP. Please see the schedules captioned “GAAP Reconciliation” at the end of this release for additional information and the applicable reconciliations. The Company does not reconcile its forward-looking non-GAAP financial measures to the most comparable financial measure presented in accordance with GAAP, due to variability and difficulty in making accurate forecasts and projections and/or certain information not being ascertainable or accessible without unreasonable efforts. For example, the Company may be unable, without unreasonable efforts, to predict with reasonable certainty the timing or amount of integration costs, amortization of acquired intangible assets and certain other significant non-operating related gains and losses on a forward-looking basis. The significance of this unavailable information could have a material impact on the Company’s GAAP results. The Company provides forward-looking non-GAAP financial measures that it believes will be achieved; however, it cannot accurately predict all of the components of the most directly comparable financial measures presented in accordance with GAAP, and the GAAP measures may be materially different than the non-GAAP measures.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
THREE MONTHS ENDED MARCH 31, 2026 AND 2025
(In thousands, except percentages and per share data)

	Three Months Ended March 31,
	2026	%	2025	%
Revenue	$848,579	100.0%	$838,014	100.0%
Operating expenses (1)	622,562	73.4	609,912	72.8
Gross margin	226,017	26.6	228,102	27.2
Corporate general and administrative expenses (1)	29,568	3.5	28,070	3.3
Operating income	196,449	23.1	200,032	23.9
Other (expense) income:
Interest expense	(23,916)	(2.8)	(25,156)	(3.0)
Gain from acquisition related adjustment, net	57,955	6.8	—	—
Other expense, net (1) (2)	(4,016)	(0.5)	(1,966)	(0.2)
Total other income (expense), net	30,023	3.5	(27,122)	(3.2)
Income before income tax expense	226,472	26.7	172,910	20.6
Income tax expense	64,860		50,137
Net income	$161,612	19.0%	$122,773	14.7%

Diluted earnings per share	$2.63		$1.91

Diluted weighted average common shares outstanding	61,537		64,142
Other data:
Adjusted EBITDA (3)	$244,343	28.8%	$240,725	28.7%
Adjusted Diluted EPS (3)	$2.50		$2.33

NYSE: CBZ ● www.CBIZ.com

(1)We sponsor a Non-qualified Deferred Compensation Plan (the "deferred compensation plan"), under which a CBIZ employee’s compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee.The activities related to the deferred compensation plan are recorded in "Corporate and Other" for segment reporting purposes. Gains and losses resulting from the adjustments to the fair value of the invested assets in the deferred compensation plan are recorded as an increase or decrease to the "Other income (expense), net", directly offset by the same adjustments as an increase or decrease to compensation expense (recorded as "Operating expense" or "Corporate general and administrative expense") in the accompanying Unaudited Condensed Consolidated Statements of Comprehensive Income. The deferred compensation plan has no impact on “Income before income tax expense” or diluted earnings per share.

Income and expenses related to the deferred compensation plan for the three months ended March 31, 2026, and 2025, are as follows (in thousands, except percentages):

	Three Months Ended March 31,
Income statement line items:	2026	% of Revenue	2025	% of Revenue
Operating expense	$(3,069)	(0.4)%	$(2,432)	(0.3)%
Corporate general and administrative income	(319)	—%	(119)	—%
Other expense, net	3,388	0.4%	2,551	0.3%
Excluding the impact of the above-mentioned income and expenses related to the deferred compensation plan, the operating results for the three months ended March 31, 2026, and 2025, are as follows (in thousands, except percentages):

	Three Months Ended March 31,
	2026				2025
	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue	As Reported	Deferred Compensation Plan	Adjusted	% of Revenue
Gross margin	$226,017	$(3,069)	$222,948	26.3%	$228,102	$(2,432)	$225,670	26.9%
Operating income	196,449	(3,388)	193,061	22.8%	200,032	(2,551)	197,481	23.6%
Other expense, net	(4,016)	3,388	(628)	(0.1)%	(1,966)	2,551	585	0.1%
Income before income tax expense	226,472	—	226,472	26.7%	172,910	—	172,910	20.6%
(2)Included in "Other expense, net" for the three months ended March 31, 2026, and 2025, is expense of $0.2 million and $0.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.
(3)Refer to the schedules reconciling Adjusted Diluted EPS and Adjusted EBITDA to the most directly comparable GAAP financial measures at the end of this release and for additional information as to the usefulness of the non-GAAP financial measures to stockholders and investors.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
FINANCIAL HIGHLIGHTS (UNAUDITED)
SELECT SEGMENT DATA
(In thousands)

	Three Months Ended March 31,
	2026	2025
Revenue
Financial Services(1)	$740,330	$725,038
Benefits and Insurance Services	108,249	112,976
Total Revenue	$848,579	$838,014

Gross Margin
Financial Services(1)	$209,560	$204,280
Benefits and Insurance Services	23,015	27,618
Operating expenses - unallocated (2):
Other expense	(9,627)	(6,228)
Deferred compensation	3,069	2,432
Total Gross Margin	$226,017	$228,102
As a % of Revenue	26.6%	27.2%

(1)During the three months of March 31, 2026, the National Practice practice was combined with the Financial Service practice group to better align with internal management and reporting structure. As a result, the Financial Services revenue and gross margin for the three months ended March 31, 2025 was adjusted to reflect this change.
(2)Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also includes gains or losses attributable to the assets held in a rabbi trust associated with the Company's deferred compensation plan. These gains or losses do not impact "Income before income tax expense" as they are directly offset by the same adjustment to "Other income (expense), net" in the Consolidated Statements of Comprehensive Income. Net gains or losses recognized from adjustments to the fair value of the assets held in the rabbi trust are recorded as compensation expense (income) in "Operating expenses" and “Corporate, general and administrative expenses,” and offset in "Other income (expense), net."

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
SELECT CASH FLOW DATA (UNAUDITED)
(In thousands)

	Three Months Ended March 31,
	2026	2025
Net income	$161,612	$122,773
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	23,750	24,791
Bad debt expense, net of recoveries	1,409	417
Adjustments to contingent earnout liability, net	195	502
Deferred income taxes	7,530	5,639
Stock-based compensation expense	14,660	4,320
Amortization of deferred financing fees	1,349	1,298
Other, net	837	(289)
Changes in assets and liabilities, net of acquisitions and divestitures:
Accounts receivable, net	(214,671)	(201,258)
Other assets	2,910	(8,990)
Accounts payable	(4,191)	11,985
Income taxes payable	49,791	45,626
Accrued personnel costs	(77,295)	(84,642)
Other liabilities	6,599	(10,438)
Net cash used in operating activities	(25,515)	(88,266)
Net cash used in investing activities	(2,919)	(4,961)
Net cash provided by (used in) financing activities	(12,578)	55,363
Net decrease in cash, cash equivalents and restricted cash	(41,012)	(37,864)
Cash, cash equivalents and restricted cash at beginning of year	218,090	187,170
Cash, cash equivalents and restricted cash at end of period	$177,078	$149,306

Reconciliation of cash, cash equivalents and restricted cash to the consolidated balance sheet:
Cash and cash equivalents	$28,718	$8,850
Restricted cash	40,622	40,777
Cash equivalents included in funds held for clients	107,738	99,679
Total cash, cash equivalents and restricted cash	$177,078	$149,306

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
GAAP RECONCILIATION
Operating Cash Flow to Free Cash Flow(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended March 31,
	2026	2025
Net cash used in operating activities	$(25,515)	$(88,266)
Less:
Additions to property and equipment	(3,000)	(5,177)
Free Cash Flow	$(28,515)	$(93,443)

(1)This table reconciles Free Cash Flow to the most directly comparable GAAP financial measure of net cash provided by operating activities. Free Cash Flow is a non-GAAP measure that management believes provides a more complete understanding of the factors and trends affecting our cash flows. This information is useful to investors, as it offers a measure of cash generated from our business that can be used for our strategic business objectives.

CBIZ, INC.
SELECT FINANCIAL DATA AND RATIOS (UNAUDITED)
(In thousands, except percentages, DSO, and per share data)

	March 31, 2026	December 31, 2025
Cash and cash equivalents	$28,718	$18,290
Restricted cash	40,622	38,234
Accounts receivable, net	769,442	555,995
Other current assets	77,639	79,693
Current assets before funds held for clients	916,421	692,212
Funds held for clients	152,862	207,037
Goodwill and other intangible assets, net	2,856,166	2,869,790

Total assets	4,629,960	4,409,528

Current liabilities before client fund obligations, excluding short-term debt	427,781	462,484
Client fund obligations	152,951	206,738
Current portion, Term Loan (1)	78,750	70,000
Revolver Facility (1)	239,000	142,400
Long-term portion, Term Loan(1)	1,233,750	1,260,000

Total liabilities	2,735,784	2,647,461

Treasury stock	(1,110,111)	(1,078,521)

Total stockholders' equity	1,894,176	1,762,067

Debt to equity	69.3%	75.5%
Days sales outstanding (DSO) (2)	99	71

Shares outstanding	54,299	54,380
Basic weighted average common shares outstanding	61,424	62,909
Diluted weighted average common shares outstanding	61,537	63,240

NYSE: CBZ ● www.CBIZ.com

(1)Reflects the gross debt for the Term Loan and Revolving Credit Facility excluding the associated unamortized deferred debt issuance costs totaling $15.1 million and $16.5 million, respectively, as of March 31, 2026 and December 31, 2025.
(2)DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve-months daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO on March 31, 2025, was 96.

NYSE: CBZ ● www.CBIZ.com

CBIZ, INC.
GAAP RECONCILIATION
Net Income (Loss) and Diluted Earnings Per Share (“EPS”) to Adjusted Net Income (Loss), Adjusted Diluted EPS, Adjusted EBITDA, and Adjusted EBITDA Margin(1)
(Unaudited. Amounts in thousands, except per share data)

	Three Months Ended March 31, 2026
	Financial Services	Benefits and Insurance Services	Corporate & Other	Consolidated	EPS
Net income (loss)	$208,687	$23,390	$(70,465)	$161,612	$2.63
Adjustments:
Amortization of acquired intangible assets	17,135	1,519	—	18,654	0.30
Integration costs related to acquisitions (2)	14,800	23	9,046	23,869	0.39
Gain from acquisition related adjustment, net(3)	—	—	(57,955)	(57,955)	(0.94)
Stock-based compensation(4)	658	—	3,649	4,307	0.07
Income tax effect related to adjustments	—	—	3,186	3,186	0.05
Adjusted net income (loss)	$241,280	$24,932	$(112,539)	$153,673	$2.50
Interest expense	—	—	23,916	23,916
Income tax expense	—	—	64,860	64,860
Tax effect related to the adjustments above	—	—	(3,186)	(3,186)
Depreciation (5)	3,184	507	1,389	5,080
Adjusted EBITDA	$244,464	$25,439	$(25,560)	$244,343
As a % of Revenue	33.0%	23.5%	N/A	28.8%

	Three Months Ended March 31, 2025
	Financial Services	Benefits and Insurance Services	Corporate & Other	Consolidated	EPS
Net income (loss)	$204,465	$27,945	$(109,637)	$122,773	$1.91
Adjustments:
Amortization of acquired intangible assets	16,890	1,776	—	18,666	0.29
Integration costs related to acquisitions (2)	2,513	156	13,023	15,692	0.24
Litigation costs	—	—	796	796	0.01
Stock-based compensation(4)	—	—	2,309	2,309	0.04
Income tax effect related to adjustments	—	—	(10,863)	(10,863)	(0.16)
Adjusted net income (loss)	$223,868	$29,877	$(104,372)	$149,373	$2.33
Interest expense	—	—	25,156	25,156
Income tax expense	—	—	50,137	50,137
Tax effect related to the adjustments above	—	—	10,863	10,863
Depreciation(5)	3,558	549	1,089	5,196
Adjusted EBITDA	$227,426	$30,426	$(17,127)	$240,725
As a % of Revenue	31.4%	26.9%	N/A	28.7%

(1)This table reconciles Adjusted net income (loss), Adjusted diluted EPS, Adjusted EBITDA, and Adjusted EBITDA margin to the most directly comparable GAAP financial measures. Adjusted net income (loss), Adjusted diluted EPS, Adjusted EBITDA, and Adjusted EBITDA margin exclude the impact of the Transaction and other significant non-operating related gains and losses that management does not consider on-going in nature. Please refer to the 'Non-GAAP Financial Measures' section for further management discussion.
(2)These costs include, but are not limited to, certain consulting, technology, personnel, as well as other integration costs related to the Transaction.

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(3)Gain related the finalization of working capital and related purchase price adjustments associated with the Transaction.
(4)Stock-based compensation expense reported for the three months ended March 31, 2026 and 2025 excluded $3.2 million and $3.3 million, respectively, of stock-based compensation expense reported as “Integration costs related to acquisitions” above.
(5)Depreciation expense reported for the three months ended March 31, 2026 and 2025 excluded $16 thousand and $0.9 million, respectively, of depreciation expense reported as “Integration costs related to acquisitions” above. The accelerated depreciation was associated with certain technology assets from the Transaction.

NYSE: CBZ ● www.CBIZ.com